                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           FORM 8-K/A AMENDMENT NO. 1



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)   March 31, 1999
                                                          -----------------

                                 CLUBCORP, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE              33-89818, 33-96568, 333-08041, AND 333-57107            75-2626719
          (State or other                            (Commission                         (I.R.S. Employer
          jurisdiction of                            File Numbers)                      Identification No.)
           incorporation)

3030 LBJ FREEWAY, SUITE 700, DALLAS, TEXAS                             75234
 (Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (972) 243-6191

                                      NONE
          (Former name or former address, if changed since last report)

Item 7 is hereby amended as follows:

Item 7.    Financial Statements and Exhibits

         (a)  Financial statements of business acquired.

              The following historical financial statements are included in this report:

              1. Audited combining consolidated balance sheets of Cobblestone Golf as of March 29, 1999 and the related combining consolidated statements of operations, division equity and cash flows for the period from May 29, 1998 to March 29, 1999, with report of independent accountants.

         (b) Proforma financial information.

              1. Proforma consolidated balance sheet as of December 29, 1998.

              2. Proforma consolidated statement of operations for the year ended December 29, 1998.

              3. Notes to the proforma consolidated financial statements.

         (c) Exhibit index.

               23.1      Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLUBCORP, INC.



By:       /s/ James P. McCoy, Jr.
         ---------------------------------
         James P. McCoy, Jr.
         Executive Vice President and
         Chief Financial Officer
         (chief accounting officer)


Date:    June 9, 1999

                                COBBLESTONE GOLF

                   COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                              AS OF MARCH 29, 1999

                             AND FOR THE PERIOD FROM

                         MAY 29, 1998 TO MARCH 29, 1999

                                    Contents


Report of Independent Accountants                                             F-3
Combining Consolidated Balance Sheets                                         F-4
Combining Consolidated Statements of Operations                               F-5
Combining Consolidated Statements of Division Equity                          F-6
Combining Consolidated Statements of Cash Flows                               F-7
Notes to Combining Consolidated Financial Statements                          F-8

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
    Meditrust Corporation and
    Meditrust Operating Company:

In our opinion, the accompanying combining consolidated balance sheets, and the related combining consolidated statements of operations, division equity and of cash flows present fairly, in all material respects, the combining consolidated financial position of Cobblestone Golf and its operating divisions, as defined in Note 1, as of March 29, 1999, and the results of their operations and their cash flows for the period beginning May 29, 1998 and ending March 29, 1999 in conformity with generally accepted accounting principles. These combining consolidated financial statements are the responsibility of the Meditrust Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


                                          PricewaterhouseCoopers LLP


Las Vegas, Nevada
May 7, 1999

                                COBBLESTONE GOLF
                     COMBINING CONSOLIDATED BALANCE SHEETS
                                 March 29, 1999
                                 (in thousands)


                                                                                   COURSES         COURSES
                                                                                   ACQUIRED        ACQUIRED
                                                                      CORPORATE   BY CLUBCORP       BY NGP
                                                                      ---------   -----------     ----------

ASSETS
Current assets:
    Cash and cash equivalents                                          $  2,011     $     281     $     184
    Accounts receivable (net of allowance of $359)                          555         2,331         1,562
    Inventory                                                              --           1,943         1,967
    Current portion of notes receivable (net of allowance of $184)         --           2,388         1,132
    Prepaid expenses and other current assets                               243           410           353
                                                                       --------     ---------     ---------
                Total current assets                                      2,809         7,353         5,198

Property, equipment and leasehold interests, net                          2,172       223,134       169,752
Tradename (net of accumulated amortization of $357)                        --           4,606         3,550
Notes receivable (net of allowance of $166)                                --           2,016         1,140
Other assets                                                                  5           723           555
Intercompany receivables                                                 42,913          --            --
                                                                       --------     ---------     ---------
                Total assets                                           $ 47,899     $ 237,832     $ 180,195
                                                                       ========     =========     =========

LIABILITIES AND DIVISION EQUITY
Current liabilities:
    Accounts payable                                                   $    557     $   1,277     $   1,102
    Accrued payroll and related expenses                                  2,131           329           290
    Accrued property taxes                                                    3           411           432
    Other current liabilities                                                 1           230           350
    Deferred revenue                                                       --           1,733         1,491
    Current portion of long-term debt                                      --            --             647
    Current portion of capital lease obligations                           --           1,007         1,101
    Current portion of deferred purchase price                             --             222          --
    Minority interest                                                      --             314          --
                                                                       --------     ---------     ---------
                Total current liabilities                                 2,692         5,523         5,413
                                                                       --------     ---------     ---------

Long-term debt, less current portion                                       --            --           5,538
Capital lease obligations, less current portion                            --           2,223         2,301
Long-term deferred revenue                                                 --           6,489         4,218
Deferred purchase price, less current portion                              --              86          --
Other long-term liabilities                                                --            --             148
Intercompany payables                                                      --          25,868        16,414
                                                                       --------     ---------     ---------
                Total liabilities                                         2,692        40,189        34,032

Commitments and contingencies
Division equity                                                          45,207       197,643       146,163
                                                                       --------     ---------     ---------
                Total liabilities and division equity                  $ 47,899     $ 237,832     $ 180,195
                                                                       ========     =========     =========


                                                                       COURSES                      COMBINED
                                                                       ACQUIRED    ELIMINATING    CONSOLIDATED
                                                                        BY AGC       ENTRIES          TOTAL
                                                                      ---------    -----------    ------------

ASSETS
Current assets:
    Cash and cash equivalents                                          $      7      $    --        $   2,483
    Accounts receivable (net of allowance of $359)                         --             --            4,448
    Inventory                                                                63           --            3,973
    Current portion of notes receivable (net of allowance of $184)         --             --            3,520
    Prepaid expenses and other current assets                                 2           --            1,008
                                                                       --------      ---------      ---------
                Total current assets                                         72           --           15,432

Property, equipment and leasehold interests, net                          3,031           --          398,089
Tradename (net of accumulated amortization of $357)                          57           --            8,213
Notes receivable (net of allowance of $166)                                --             --            3,156
Other assets                                                                 27           --            1,310
Intercompany receivables                                                   --          (42,913)          --
                                                                       --------      ---------      ---------
                Total assets                                           $  3,187      $ (42,913)     $ 426,200
                                                                       ========      =========      =========

LIABILITIES AND DIVISION EQUITY
Current liabilities:
    Accounts payable                                                   $     45      $    --        $   2,981
    Accrued payroll and related expenses                                      8           --            2,758
    Accrued property taxes                                                   (5)          --              841
    Other current liabilities                                              --             --              581
    Deferred revenue                                                          7           --            3,231
    Current portion of long-term debt                                      --             --              647
    Current portion of capital lease obligations                             17           --            2,125
    Current portion of deferred purchase price                             --             --              222
    Minority interest                                                      --             --              314
                                                                       --------      ---------      ---------
                Total current liabilities                                    72           --           13,700
                                                                       --------      ---------      ---------

Long-term debt, less current portion                                       --             --            5,538
Capital lease obligations, less current portion                              20           --            4,544
Long-term deferred revenue                                                 --             --           10,707
Deferred purchase price, less current portion                              --             --               86
Other long-term liabilities                                                --             --              148
Intercompany payables                                                       631        (42,913)          --
                                                                       --------      ---------      ---------
                Total liabilities                                           723        (42,913)        34,723

Commitments and contingencies
Division equity                                                           2,464           --          391,477
                                                                       --------      ---------      ---------
                Total liabilities and division equity                  $  3,187      $ (42,913)     $ 426,200
                                                                       ========      =========      =========


The accompanying notes are an integral part of these combining consolidated financial statements.

                                COBBLESTONE GOLF
                COMBINING CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the period May 29, 1998 to March 29, 1999
                                 (In thousands)


                                                                             COURSES          COURSES
                                                                            ACQUIRED         ACQUIRED
                                                            CORPORATE      BY CLUBCORP        BY NGP
                                                            ---------      -----------       --------

Revenue:
  Golf                                                       $    --         $  32,890       $  33,288
  Food and beverage                                               --             8,139           8,947
  Other                                                           --             6,378           4,069
                                                             ---------       ---------       ---------

         Total revenue                                            --            47,407          46,304
                                                             ---------       ---------       ---------

Expenses:
  Golf course operations                                          --            33,206          32,390
  Food and beverage                                               --             2,804           3,017
  Depreciation and amortization                                    108           9,030           7,003
  Amortization of goodwill                                        --             2,964           2,284
  General and administrative                                     5,646           2,884           2,781
  Costs associated with unsuccessful acquisitions                1,867            --              --
  Interest                                                           9             326           1,014
  Allocation of corporate expenses                              (5,754)           --              --
  Goodwill impairment charge                                      --            82,057          63,208
                                                             ---------       ---------       ---------

          Total expenses                                         1,876         133,271         111,697
                                                             ---------       ---------       ---------

Loss before income taxes                                        (1,876)        (85,864)        (65,393)

Provisions for income taxes                                       --              --              --
                                                             ---------       ---------       ---------

Net loss                                                     $  (1,876)      $ (85,864)      $ (65,393)
                                                             =========       =========       =========


                                                               COURSES                       COMBINED
                                                              ACQUIRED     ELIMINATING     CONSOLIDATED
                                                               BY AGC        ENTRIES           TOTAL
                                                             ---------     -----------     ------------

Revenue:
  Golf                                                       $   1,056       $    --         $   67,234
  Food and beverage                                                 82            --             17,168
  Other                                                            184            --             10,631
                                                             ---------       ---------       ----------

         Total revenue                                           1,322            --             95,033
                                                             ---------       ---------       ----------

Expenses:
  Golf course operations                                           765            --             66,361
  Food and beverage                                                 29            --              5,850
  Depreciation and amortization                                    175            (108)          16,208
  Amortization of goodwill                                          37            --              5,285
  General and administrative                                        79          (5,646)           5,744
  Costs associated with unsuccessful acquisitions                 --              --              1,867
  Interest                                                           3            --              1,352
  Allocation of corporate expenses                                --             5,754             --
  Goodwill impairment charge                                     1,016            --            146,281
                                                             ---------       ---------       ----------

          Total expenses                                         2,104            --            248,948
                                                             ---------       ---------       ----------

Loss before income taxes                                          (782)           --           (153,915)

Provisions for income taxes                                       --              --               --
                                                             ---------       ---------       ----------

Net loss                                                     $    (782)      $    --         $ (153,915)
                                                             =========       =========       ==========


The accompanying notes are an integral part of these combining consolidated financial statements.

                                COBBLESTONE GOLF
              COMBINING CONSOLIDATED STATEMENTS OF DIVISION EQUITY
                  For the period May 29, 1998 to March 29, 1999
                                 (In thousands)


                                                                         COURSES           COURSES        COURSES        COMBINED
                                                                         ACQUIRED         ACQUIRED       ACQUIRED      CONSOLIDATED
                                                         CORPORATE      BY CLUBCORP        BY NGP         BY AGC          TOTAL
                                                         ---------      -----------       --------       --------      ------------

Meditrust Companies' investment in division equity,
  beginning of period                                    $    --         $  16,758       $  39,102       $    --         $  55,860

Net loss                                                    (1,876)        (85,864)        (65,393)           (782)       (153,915)

Contribution of capital from Meditrust Companies            47,083         266,749         172,454           3,246         489,532
                                                         ---------       ---------       ---------       ---------       ---------

Meditrust Companies' investment in division equity,
  end of period                                          $  45,207       $ 197,643       $ 146,163       $   2,464       $ 391,477
                                                         =========       =========       =========       =========       =========

The accompanying notes are an integral part of these combining consolidated financial statements.

                                COBBLESTONE GOLF
                COMBINING CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the period May 29, 1998 to March 29, 1999
                                 (In thousands)


                                                                                                      COURSES           COURSES
                                                                                                      ACQUIRED         ACQUIRED
                                                                                      CORPORATE     BY CLUBCORP         BY NGP
                                                                                      ---------     -----------        --------
Operating activities:
    Net loss                                                                          $  (1,876)      $ (85,864)      $ (65,393)
    Adjustments to reconcile net loss to net cash provided
      by (used in) operating activities:
        Depreciation and amortization                                                       108          11,940           9,235
        Goodwill impairment charge                                                         --            82,057          63,208
        Changes in assets and liabilities:
            Notes and accounts receivable                                                  (214)           (860)            (88)
            Inventory                                                                      --              (105)            (15)
            Prepaid expenses and other assets                                              (206)           (917)           (416)
            Accounts payable, accrued liabilities and deferred revenue                   (3,671)          5,447           2,159
                                                                                      ---------       ---------       ---------
                  Net cash provided by (used in) operating activities                    (5,859)         11,698           8,690
                                                                                      ---------       ---------       ---------
Investing activities:
    Payments to minority interest holders                                                  --              (661)           --
    Acquisitions, net of cash acquired                                                     --          (141,883)       (100,750)
    Additions to property, equipment and leasehold interests                             (1,688)        (10,858)         (4,973)
                                                                                      ---------       ---------       ---------

                  Net cash provided by (used in) investing activities                    (1,688)       (153,402)       (105,723)
                                                                                      ---------       ---------       ---------
Financing activities:
    Cash contributions from Meditrust Companies                                          17,785         162,296          72,033
    Principal payments on long term debt and capital leases                                --            (1,439)         (1,426)
    Payments on deferred purchase price                                                    --              (154)           --
    Intercompany                                                                         (8,227)        (18,753)         24,646
                                                                                      ---------       ---------       ---------

                  Net cash provided by (used in) financing activities                     9,558         141,950          95,253
                                                                                      ---------       ---------       ---------

Net increase (decrease) in cash and cash equivalents                                      2,011             246          (1,780)

Cash and cash equivalents at beginning of period                                           --                35           1,964
                                                                                      ---------       ---------       ---------

Cash and cash equivalents at end of period                                            $   2,011       $     281       $     184
                                                                                      =========       =========       =========

                                                                                       COURSES         COMBINED
                                                                                      ACQUIRED       CONSOLIDATED
                                                                                       BY AGC           TOTAL
                                                                                      --------       ------------

Operating activities:
    Net loss                                                                          $    (782)      $(153,915)
    Adjustments to reconcile net loss to net cash provided
      by (used in) operating activities:
        Depreciation and amortization                                                       210          21,493
        Goodwill impairment charge                                                        1,016         146,281
        Changes in assets and liabilities:
            Notes and accounts receivable                                                     1          (1,161)
            Inventory                                                                        13            (107)
            Prepaid expenses and other assets                                                 3          (1,536)
            Accounts payable, accrued liabilities and deferred revenue                      (24)          3,911
                                                                                      ---------       ---------
                  Net cash provided by (used in) operating activities                       437          14,966
                                                                                      ---------       ---------
Investing activities:
    Payments to minority interest holders                                                  --              (661)
    Acquisitions, net of cash acquired                                                     --          (242,633)
    Additions to property, equipment and leasehold interests                               (247)        (17,766)
                                                                                      ---------       ---------

                  Net cash provided by (used in) investing activities                      (247)       (261,060)
                                                                                      ---------       ---------
Financing activities:
    Cash contributions from Meditrust Companies                                          (2,509)        249,605
    Principal payments on long term debt and capital leases                                  (8)         (2,873)
    Payments on deferred purchase price                                                    --              (154)
    Intercompany                                                                          2,334            --
                                                                                      ---------       ---------

                  Net cash provided by (used in) financing activities                      (183)        246,578
                                                                                      ---------       ---------

Net increase (decrease) in cash and cash equivalents                                          7             484

Cash and cash equivalents at beginning of period                                           --             1,999
                                                                                      ---------       ---------

Cash and cash equivalents at end of period                                            $       7       $   2,483
                                                                                      =========       =========



The accompanying notes are an integral part of these combining consolidated financial statements.

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)


1.     BASIS OF PRESENTATION:

       The accompanying combining consolidated financial statements are comprised of The Cobblestone Golf Companies, Inc., Meditrust Golf Group, Inc., and Meditrust Golf Group II, Inc. (together "Cobblestone Golf"). Cobblestone Golf is engaged in the ownership, leasing, operation and management of golf course properties and related facilities. As of March 29, 1999, Cobblestone Golf owned 35 courses, one of which is under development, had leasehold interests in nine courses, one of which is under development and operated one course under a management agreement.

       Meditrust Operating Company and Meditrust Corporation (together the "Meditrust Companies") are two separate companies, the stocks of which trade on the New York Stock Exchange as a single unit under a stock pairing arrangement. The Cobblestone Golf Companies, Inc. is a wholly owned subsidiary of Meditrust Operating Company. Meditrust Golf Group, Inc. is a wholly owned subsidiary of Meditrust Corporation. Meditrust Golf Group II, Inc. is 99% owned by Meditrust Corporation, with the remaining 1% balance owned by Meditrust Operating Company.

       The accompanying combining consolidated financial statements present the "carved-out" financial position, results of operations and cash flows of Cobblestone Golf and three operating divisions thereof as if Cobblestone Golf operated as a separate unit of the Meditrust Companies, and the divisions operated as separate units of Cobblestone Golf. The courses included in each operating division are grouped based on the ultimate acquiring entity as a result of the sale of Cobblestone Golf by the Meditrust Companies (see Note 13). The divisional abbreviations represent the following ultimate acquiring companies; "ClubCorp": ClubCorp, Inc. and subsidiaries, "NGP": National Golf Properties, and "AGC": American Golf Corporation. Amounts presented under "Corporate" represent the net assets and operating results of the administrative function of the combined operations.

       The assets and liabilities contained herein are presented at historical cost, based upon "push-down" accounting afforded to the Meditrust Companies as a result of their acquisition of Cobblestone Holdings, Inc. on May 29, 1998 and eleven courses acquired subsequent to May 29, 1998, as more fully described in Note 3. The accompanying carved out financial statements reflect only debt obligations to third parties and does not include an allocation of the Meditrust Companies' general corporate indebtedness (see Note 8). The financial statements presented may not be indicative of the financial position, results of operations and cash flows had Cobblestone Golf or the divisions presented operated as non-affiliated entities.

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



2.     SIGNIFICANT ACCOUNTING POLICIES:

       PRINCIPLES OF COMBINATION AND CONSOLIDATION

       The combining consolidated financial statements include the accounts of Cobblestone Golf and its subsidiaries. All significant inter-company and inter-entity balances and transactions have been eliminated.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents consist of cash and investments with original maturities of less than 90 days.

       The Meditrust Companies utilize a centralized cash management system to provide financing for its operations, including those of Cobblestone Golf. Cobblestone Golf's cash requirements are satisfied by the results of golf operations, as well as transactions with the Meditrust Companies (see Note 8).

       As of March 29, 1999, cash balances of $428 (NGP) are restricted under lease agreements for use towards capital improvements.

       CONCENTRATION OF CREDIT RISK

       Cobblestone Golf's cash equivalents are held by what management considers to be high credit-quality financial institutions. Management believes no significant concentration of credit risk exists with respect to these investments.

       Cobblestone Golf's concentration of credit risk with respect to its accounts receivable is limited due to the geographic dispersion of golf courses and the large number of golf course members and others from whom the receivables are to be collected.

       INVENTORIES

       Inventories are carried at the lower of cost (first-in, first-out) or market.

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



2.     SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

       PROPERTY, EQUIPMENT AND LEASEHOLD INTERESTS

       Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets which are generally as follows:

             Depreciable land improvements                                      20 years
             Buildings and improvements                                         30 years
             Equipment, furniture and fixtures                                  3 to 10 years

       Leasehold improvements, equipment recorded under capital leases and property and equipment related to leased facilities are depreciated and amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets. Costs associated with the acquisition of leasehold interests in golf facilities have been capitalized and are amortized over the remaining life of the related lease (2 to 27 years). Golf course facility construction in progress is carried at cost. Interest associated with, or allocable to golf course facility construction in progress is capitalized until construction is completed. The amount capitalized is based upon a rate of interest which approximates the Meditrust Companies' weighted average rate of borrowing.

       INTANGIBLE ASSETS

       Goodwill represents the excess of cost over the fair value of assets acquired and is amortized using the straight-line method over 20 years (see Note 13).

       In connection with the acquisition of Cobblestone Holdings, Inc. and subsidiaries by the Meditrust Companies, the Cobblestone trade name was recorded at its fair value of $8,570. This intangible asset is being amortized using the straight-line method over 20 years.

       IMPAIRMENT OF LONG - LIVED ASSETS AND INTANGIBLES

       The Meditrust Companies assess the recoverability of long-lived assets and certain identifiable intangibles whenever adverse events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the expected future cash flows (undiscounted and without interest charges) are not sufficient to support the recorded asset, an impairment would be recognized to reduce the carrying value to its net realizable value (see Note 13).

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



2.     SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

       REVENUE AND DEFERRED REVENUE

       Operating revenue is recognized when received except from dues and fees paid in advance which are recognized over the period during which the dues and fees allow the members access to the facilities. Cobblestone Golf recognizes revenue on non-refundable initiation fees using the straight-line method over the average life of an active membership. As of March 29, 1999, the estimated average life of an active membership is 7 years. In addition, the incremental direct selling costs incurred in connection with initiation fees are deferred and amortized in a manner consistent with the related revenue.

       INCOME TAXES

       Meditrust Corporation has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes it has met all the requirements for qualification as such. Accordingly, Meditrust Corporation will not be subject to federal income taxes on amounts distributed to shareholders, provided it distributes at least 95% of its REIT taxable income annually and meets other requirements for qualifying as a REIT. Therefore, no provision for federal income taxes is believed necessary for the activity of Meditrust Golf Group, Inc.

       Meditrust Operating Company provides for taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Under this method, the Meditrust Operating Company recognizes deferred tax assets and liabilities for the expected future tax effects of temporary differences between the carrying amounts and the tax bases of assets and liabilities, as well as operating loss carry-forwards.

3.     ACQUISITIONS:

       During March and May 1998, Meditrust Golf Group, Inc. purchased seven golf courses for an aggregate purchase price of approximately $56,000. The operations were then contributed to the Cobblestone Golf Companies, Inc. upon completion of the transaction described below.

       On May 29, 1998 the Meditrust Companies completed their merger with Cobblestone Holdings, Inc. Under the terms of the merger agreement, Cobblestone Holdings, Inc. merged into Meditrust Corporation, with Meditrust Corporation being the surviving Corporation. Prior to the merger, Meditrust Operating Company entered into an asset transfer agreement with Cobblestone Golf Group, Inc., a wholly owned subsidiary of Cobblestone Holdings, Inc. whereby Cobblestone Golf Group, Inc. transferred certain non-real estate assets to Meditrust Operating Company.

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



3.     ACQUISITIONS, CONTINUED:

       In order to consummate the transaction, the Meditrust Companies issued paired common stock with an aggregate market value of approximately $230,000 and issued options valued at $10,863. In addition, Meditrust Corporation assumed and paid approximately $170,000 of Cobblestone's long-term debt and associated costs. The total consideration paid in connection with the Cobblestone Golf merger was approximately $420,000. The excess of the purchase price over the fair value of the net assets acquired was approximately $151,500.

       During the period from May 29, 1998 to March 29, 1999, Cobblestone Golf acquired the golf courses listed below. Each property was purchased from an unaffiliated party. The cash portion of the acquisitions was funded by the Meditrust Companies.

          PROPERTY                                   DATE                               LOCATION

          Deercreek Country Club                     June, 1998                         Florida
          Devil's Ridge                              July, 1998                         North Carolina
          Lochmere                                   July, 1998                         North Carolina
          The Neuse                                  July, 1998                         North Carolina
          Oak Valley                                 July, 1998                         North Carolina
          Kiskiack                                   July, 1998                         Virginia
          Nag's Head                                 July, 1998                         North Carolina
          The Currituck Club                         July, 1998                         North Carolina
          Champions Club of Atlanta                  August, 1998                       Georgia
          Whitestone                                 August, 1998                       Texas
          Blackstone                                 June, 1998                         Texas

       The effect on operations had these courses been acquired as of the beginning of the period would not have been significant.

4.     PROPERTY, EQUIPMENT AND LEASEHOLD INTERESTS:

       Property, equipment and leasehold interests consist of the following at March 29, 1999:

                                             CORPORATE      CLUBCORP           NGP          AGC           TOTAL
                                             ---------      --------           ---          ---           -----

Land                                          $   --        $  26,964      $  19,599      $   --        $  46,563
Land improvements                                 --          139,598         89,992           147        229,737
Buildings and improvements                       1,030         43,907         31,349            15         76,301
Equipment, furniture and fixtures                1,249         16,670         12,270           526         30,715
Leasehold interests                               --             --           20,945         2,696         23,641
Construction in progress                          --            4,743          2,439          --            7,182
                                              --------      ---------      ---------      --------      ---------
                                                 2,279        231,882        176,594         3,384        414,139
Less accumulated
  depreciation and amortization                    107          8,748          6,842           353         16,050
                                              --------      ---------      ---------      --------      ---------
Property, equipment and
  leasehold interests, net                    $  2,172      $ 223,134      $ 169,752      $  3,031      $ 398,089
                                              ========      =========      =========      ========      =========

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



4.     PROPERTY, EQUIPMENT AND LEASEHOLD INTERESTS, CONTINUED:

       Land improvements include $69,593 ($42,221, ClubCorp; $27,369, NGP, $3,
       AGC) of non-depreciable golf course improvements consisting of tees, fairways, roughs, trees, greens, bunkers and sand traps at March 29, 1999.

       In connection with the purchase of The Hills of Lakeway, the ClubCorp division of Cobblestone Golf is required to pay a deferred purchase price equal to the greater of approximately $4 per membership or 25% of Initiation Fees, as defined, collected for the first three hundred memberships sold.

       The outstanding balance of the deferred purchase price of $308 is scheduled to be paid in monthly installments through fiscal 2000.

5.     NOTES RECEIVABLE:

       Notes receivable consists of promissory notes made by golf club members for the payment of initiation fees. The notes carry below market or no interest rates, amortize monthly or annually and generally have a term of three to five years. Management periodically assesses the collectibility of the notes receivable and reserves for the portion that is doubtful of being collected. The notes are collateralized by the underlying golf club membership and Cobblestone Golf has full recourse against the member. Cobblestone Golf's notes receivable balance as of March 29, 1999 was comprised of the following:

                                                               CLUBCORP        NGP          TOTAL
                                                               --------        ---          -----

       Gross notes receivables                                 $ 5,246       $ 2,726       $ 7,972
       Less allowance for uncollectible accounts                  (232)         (118)         (350)
       Less allowance for imputed interest                        (610)         (336)         (946)
                                                               -------       -------       -------
               Net notes receivable                              4,404         2,272         6,676

       Less current portion                                      2,388         1,132         3,520
                                                               -------       -------       -------
                                                               $ 2,016       $ 1,140       $ 3,156
                                                               =======       =======       =======

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



6.     LONG-TERM DEBT:

       Long-term debt consists of the following at March 29, 1999:

                                                                                               NGP
                                                                                             -------

       5% uncollateralized note payable, due October 1999                                    $   245
       8% uncollateralized note payable, due monthly through 2007                                238
       Variable rate note payable, effective interest rate 10.47%, due monthly through 2014, collateralized by the assets of
         The Vineyard at Escondido                                                             5,472
       10% imputed interest note payable, due January 2000, uncollateralized                     230
                                                                                             -------
                                                                                               6,185

       Less current portion                                                                      647
                                                                                             -------

       Total long-term debt                                                                  $ 5,538
                                                                                             =======

       Scheduled payments of principal on long-term debt for each of the next five years and thereafter, are as follows at March 29, 1999:

                                                                                               NGP
                                                                                             -------

       2000                                                                                  $   647
       2001                                                                                      190
       2002                                                                                      210
       2003                                                                                      232
       2004                                                                                      258
       Thereafter                                                                              4,648
                                                                                             -------

                                                                                             $ 6,185
                                                                                             =======

7.     LEASES:

       Cobblestone Golf leases nine golf facilities. The leases expire in various years through 2025. Rent expense for the period May 29, 1998 to March 29, 1999 was as follows:

                                               CORPORATE      CLUBCORP       NGP            AGC        TOTAL
                                               ---------      --------       ---            ---        -----

       Rent expense                              $ 359         $ 611       $ 2,299         $ 197      $ 3,466

       Cobblestone Golf leases certain golf carts and maintenance equipment under capital leases with terms of two to five years. Included in equipment, furniture and fixtures in the accompanying combining consolidated balance sheet is equipment under capital leases totaling $8,066 at March 29, 1999. Accumulated amortization of equipment under capital leases totaled $1,324 as of the balance sheet date.

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



7.     LEASES, CONTINUED:

       Scheduled payments of lease obligations for each of the next five years and thereafter, are as follows at March 29, 1999:

                                              CORPORATE      CLUBCORP        NGP           AGC          TOTAL
                                              ---------      --------        ---           ---          -----

       2000                                     $  --        $ 1,392       $ 1,471       $    19       $ 2,882
       2001                                        --          1,230         1,345            18         2,593
       2002                                        --            761           774             2         1,537
       2003                                        --            606           448             1         1,055
       2004                                        --             67           147          --             214
       Thereafter                                  --           --            --            --            --
                                                -------      -------       -------       -------       -------
       Total minimum lease payments                --          4,056         4,185            40         8,281

       Amount representing interest                --           (826)         (783)           (3)       (1,612)
                                                -------      -------       -------       -------       -------

       Present value of net
         minimum lease payments                    --          3,230         3,402            37         6,669

       Current portion                             --         (1,007)       (1,101)          (17)       (2,125)
                                                -------      -------       -------       -------       -------
                                                $  --        $ 2,223       $ 2,301       $    20       $ 4,544
                                                =======      =======       =======       =======       =======

OPERATING LEASES:

                                               CORPORATE    CLUBCORP         NGP         AGC         TOTAL
                                               ---------    --------         ---         ---         -----

       2000                                     $   444      $   648      $ 2,261      $    54      $ 3,407
       2001                                         444          639        2,261           54        3,398
       2002                                         444          639        2,261           54        3,398
       2003                                         444          639        2,261           54        3,398
       2004                                         444          639        2,261           54        3,398
       Thereafter                                   623        1,447       22,077          630       24,777
                                                -------      -------      -------      -------      -------
       Total minimum lease payments             $ 2,843      $ 4,651      $33,382      $   900      $41,776
                                                =======      =======      =======      =======      =======

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



8.     RELATED PARTY TRANSACTIONS:

       The Meditrust Companies provide certain services to Cobblestone Golf primarily related to general tax preparation and consulting, legal, accounting, and certain aspects of human resources. In the opinion of management, the costs associated with these services were not material and have been excluded from this financial statement. However, this is not necessarily indicative of the level of expenses which may have been experienced had Cobblestone Golf been presented on a stand-alone basis. The amounts that would have or will be incurred on a stand-alone basis could differ significantly from the estimated amounts due to economies of scale, differences in management and/or operational practices or other factors.

       Interest expense associated with the Meditrust Companies' general corporate debt has not been allocated to Cobblestone Golf in this financial statement. An allocation of interest charges on general corporate debt to Cobblestone Golf would have resulted in approximately $16,739 of interest expense for the period ended March 29, 1999. An allocation of the debt would have resulted in an increase of $181,163 in long-term debt at March 29, 1999. The allocation methodology is based on applying the Meditrust Companies' total debt to total capitalization and a weighted average interest rate of approximately 8.39% to the Meditrust Companies' weighted average investment in Cobblestone Golf. Management believes this allocation is reasonable.

       In connection with the sale of Cobblestone Golf described in Note 13, the Meditrust Companies have accrued a liability of $5,624 for bonuses paid to Cobblestone employees as an incentive to stay with Cobblestone Golf through the closing date of the sale. As such amount is an obligation of the Meditrust Companies, no liability has been reflected in the combining consolidated financial statements of Cobblestone Golf.

9.     EMPLOYEE BENEFIT PLAN:

       Cobblestone Golf maintains an employee savings plan (the "Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, which covers employees who have met certain eligibility requirements, participating employees may defer up to 17% of their pretax earnings, up to $9,500. Cobblestone Golf matches up to 20% of the employee's contributions, up to a maximum of 4% of the employee's earnings.

10.    STOCK OPTION PLAN:

       As an operating unit of the Meditrust Companies, Cobblestone Golf does not have an employee stock option plan; however, certain employees of Cobblestone Golf participate in the Meditrust Companies' stock option plans.

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



10.    STOCK OPTION PLAN, CONTINUED:

       These plans provide for the grant of incentive and nonqualified options at an exercise price that is 100% of the fair market value on the date of grant. The Meditrust Companies apply APB 25 and related Interpretations in accounting for stock options. Accordingly, no compensation expense is reflected in the financial statements.

       As of March 29, 1999, the employees of Cobblestone Golf hold a total of 7,495 options to purchase the Meditrust Companies' stock, all of which are exercisable at the balance sheet date. The option prices range from $3.95 to $4.42 per share at March 29, 1999. Compensation costs related to such options would have been approximately $5 for the period from May 29, 1998 to March 29, 1999 had the Meditrust Companies followed the fair value method at the grant date of option awards.

11.    COMMITMENTS AND CONTINGENT LIABILITIES:

       Cobblestone Golf has certain obligations to provide partial credit on certain future memberships, at agreed upon terms, to residential developers of properties adjacent to certain golf facilities.

       Cobblestone Golf is party to various commitments, claims and routine litigation arising in the ordinary course of business. Management does not believe that the result of such commitments, claims and litigation, individually or in the aggregate, will have a material effect on the business or its income, cash flows or financial condition.

       The Meditrust Corporation's equity interests in Cobblestone Golf have been pledged to Meditrust Corporation's lenders under its senior credit facility and to entitled bondholders.

       Certain subsidiaries of Cobblestone Golf have guaranteed Meditrust Corporation's obligations, or Meditrust Operating Company's guaranty thereof, under Meditrust Corporation's senior credit facility.

       These guarantee obligations were terminated upon completion of the sale described in Note 13.

       Meditrust Corporation's senior credit facility contains a notice provision applicable to transfer transactions.

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



12.    INCOME TAXES:

       The income tax provision consists of the following:

                                                    CORPORATE       CLUBCORP          NGP            AGC           TOTAL
                                                    ---------       --------          ---            ---           -----

       Federal
         Current                                     $  3,485       $  1,530       $  2,165       $     85       $  7,265
         Deferred                                      (3,485)        (1,530)        (2,165)           (85)        (7,265)
                                                     --------       --------       --------       --------       --------
                                                     $    --        $    --        $    --        $    --        $    --
                                                     ========       ========       ========       ========       ========


       The difference between income taxes computed using the U.S. statutory Federal income tax rate of 35% and actual tax provision as reflected in the accompanying statements of operations is as follows:

                                                   CORPORATE        CLUBCORP          NGP              AGC           TOTAL
                                                   ---------        --------          ---              ---           -----

Expected income tax benefit                        $     656       $  30,052       $  22,888       $     274       $  53,870
Net income (loss) from REIT activities                   631         (26,994)        (20,466)           (235)        (47,064)
Operating losses not available for
  tax benefit                                         (1,287)         (3,058)         (2,422)            (39)         (6,806)
                                                   ---------       ---------       ---------       ---------       ---------
                                                   $     --        $     --        $     --        $     --        $     --
                                                   =========       =========       =========       =========       =========

       The components of Cobblestone Golf's deferred tax assets and liabilities as of March 29, 1999 are as follows:

                                                   CORPORATE        CLUBCORP           NGP              AGC             TOTAL
                                                   ---------        --------           ---              ---             -----

Deferred tax assets
  Net operating loss carryforward                  $  1,220         $    535         $    758         $     30         $  2,543
  Long term deferred revenue                           --              2,271            1,476             --              3,747
  Other, net                                             67              252              188                9              516
                                                   --------         --------         --------         --------         --------
Gross deferred tax assets                             1,287            3,058            2,422               39            6,806
  Valuation allowance                                (1,287)          (3,058)          (2,422)             (39)          (6,806)
                                                   --------         --------         --------         --------         --------
                                                   $    --          $    --          $    --          $    --          $    --
                                                   ========         ========         ========         ========         ========

       A valuation allowance has been established due to the uncertainty of realizing the loss carryforward and deferred tax assets.

                                COBBLESTONE GOLF

              NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars in thousands)



13.    SALE OF COBBLESTONE GOLF:

       On February 10, 1999 the Meditrust Companies entered into an agreement (the "Purchase Agreement") to sell Cobblestone Golf to Golf Acquisitions LLC, an entity controlled by ClubCorp, NGP and AGC. The sale transaction closed based on balances as of March 29, 1999. Proceeds to the Meditrust Companies were $391,278, subject to a closing adjustment as defined in the Purchase Agreement.

       As a result of the significant difference between the selling price in the stock purchase agreement and the amount invested in Cobblestone Golf by the Meditrust Companies, Cobblestone Golf determined that the goodwill recorded at the time of the Meditrust Companies' acquisition would not be realized. As such, the remaining unamortized balance of the goodwill was written off and charged to earnings on February 10, 1999.

14.    SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:

                                                          CORPORATE      CLUBCORP        NGP          AGC         TOTAL
                                                          ---------      --------        ---          ---         -----

       Cash paid during the period
         for interest                                       $  9         $   326       $ 1,014       $  3       $    1,352
                                                            ====         =======       =======       ====       ==========
           Non-cash investing and
            financing activities:
            Capital leases entered into
              for new equipment                             $ --         $ 3,062       $ 2,487       $ --       $    5,549
                                                            ====         =======       =======       ====       ==========
       In connection with golf course
         acquisitions:
         Fair value of assets acquired, exclusive
          of goodwill                                                                                           $  368,457
                                                                                                                ==========
         Goodwill                                                                                               $  151,404
                                                                                                                ==========
         Fair value of liabilities assumed                                                                      $  (36,053)
                                                                                                                ==========
         Value of paired shares issued to
           purchase Cobblestone Holdings, Inc.                                                                  $ (241,175)
                                                                                                                ==========
         Cash, net                                                                                              $ (242,633)
                                                                                                                ==========

                                 CLUBCORP, INC.

             Proforma Consolidated Financial Statements (unaudited)


Proforma Consolidated Balance Sheet as of December 29, 1998                                    P-3
Proforma Consolidated Statement of Operations for the year ended December 29, 1998             P-4
Notes to Proforma Consolidated Financial Statements                                            P-5

CLUBCORP, INC.
================================================================================

PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Effective March 29, 1999, ClubCorp, Inc. ("ClubCorp"), American Golf Corporation and National Golf Operating Partnership, L.P. purchased Meditrust Golf Group, Inc., Meditrust Golf Group II, Inc. and The Cobblestone Golf Companies, Inc. (collectively "Cobblestone") from Meditrust Corporation and Meditrust Operating Company (collectively "Meditrust") pursuant to a Stock Purchase Agreement dated February 10, 1999 for a total purchase price of approximately $391 million in cash. The following unaudited proforma consolidated financial statements have been prepared to reflect the acquisition of 23 courses or approximately 53% of the net assets of Cobblestone by ClubCorp for approximately $207 million in cash plus closing costs and closing adjustments as defined in the Stock Purchase Agreement. The acquisition was accounted for using the purchase method. ClubCorp principally financed this acquisition with the proceeds of a $200 million Credit Agreement with NationsBank, N.A., dated March 29, 1999.

The proforma consolidated balance sheet as of December 29, 1998 has been prepared using the historical consolidated balance sheet of ClubCorp as of December 29, 1998 and the unaudited historical balance sheets of the Cobblestone courses acquired by ClubCorp as of December 31, 1998 as if the transaction had occurred on December 29, 1998. The proforma consolidated statement of operations for the year ended December 29, 1998 has been prepared using the historical consolidated statement of operations of ClubCorp for the year ended December 29, 1998, and the unaudited historical consolidated statement of operations of the Cobblestone courses acquired by ClubCorp before depreciation, amortization and interest expense for the year ended December 31, 1998 as adjusted to reflect certain proforma adjustments, as if the acquisition had been consummated on January 1, 1998. Historical depreciation, amortization (including a goodwill impairment charge of approximately $82 million) and interest expense for Cobblestone were not included as Meditrust acquired Cobblestone on May 29, 1998 and applied purchase accounting on that date. Therefore, such information would not be meaningful.

The proforma adjustments are based upon available information and contain assumptions that management believes are reasonable under the circumstances. The unaudited proforma consolidated financial statements are provided for informational purposes only and are not necessarily indicative of ClubCorp's financial condition or the results of its operations that would have been realized had such transactions been completed for the dates presented, or that may be realized in the future. The determination of the allocation of the purchase price and the closing adjustments are still being evaluated and final amounts could differ significantly from amounts included in these proforma consolidated financial statements.

CLUBCORP, INC.
================================================================================

PROFORMA CONSOLIDATED BALANCE SHEET
December 29, 1998
(Dollars in thousands, except share amounts)

                                                                             Cobblestone
                                                                               Courses
                                                                               Acquired
                                                                                   by              Proforma
                          Assets                               ClubCorp        ClubCorp           Adjustments           Proforma
                          ------                               --------        --------           -----------           --------

Current assets:
        Cash and cash equivalents                            $    72,423      $       354         $    (8,609)(1)      $    64,168
        Membership and other receivables, net                     84,915            4,165                --                 89,080
        Inventories                                               18,082            1,608                --                 19,690
        Other assets                                              17,587              468                --                 18,055
                                                             -----------      -----------         -----------          -----------
                Total current assets                             193,007            6,595              (8,609)             190,993

Property and equipment, net                                      751,070          221,370             (12,640)(2)          959,800
Other assets                                                     166,081            7,160              (4,684)(3)          168,557
                                                             -----------      -----------         -----------          -----------
                                                             $ 1,110,158      $   235,125         $   (25,933)         $ 1,319,350
                                                             ===========      ===========         ===========          ===========


           Liabilities and Stockholders' Equity
           ------------------------------------

Current liabilities:
        Accounts payable and accrued liabilities             $    58,826      $     1,005         $      --            $    59,831
        Long-term debt - current portion                          18,633              996                --                 19,629
        Other liabilities                                         97,127            4,039                --                101,166
                                                             -----------      -----------         -----------          -----------
                Total current liabilities                        174,586            6,040                --                180,626

Long-term debt                                                   255,917            2,125             200,000 (4)          458,042
Other liabilities                                                109,880            6,040              (5,013)(5)          110,907
Membership deposits                                               95,460             --                  --                 95,460

Redemption value of common stock held by benefit plan             65,279             --                  --                 65,279

Stockholders' equity:
Common stock, $.01 par value, 100,000,000 shares
   authorized, 90,219,408 issued,
   84,629,809 outstanding                                            902             --                  --                    902
Additional paid-in capital                                        11,205             --                  --                 11,205
Accumulated other comprehensive income                              (119)            --                  --                   (119)
Retained earnings                                                445,770             --                  --                445,770
Treasury stock                                                   (48,722)            --                  --                (48,722)
Division equity                                                     --            220,920            (220,920)(6)             --
                                                             -----------      -----------         -----------          -----------
                Total stockholders' equity                       409,036          220,920            (220,920)             409,036
                                                             -----------      -----------         -----------          -----------

                                                             $ 1,110,158      $   235,125         $   (25,933)         $ 1,319,350
                                                             ===========      ===========         ===========          ===========


See accompanying notes to the proforma consolidated financial statements.

CLUBCORP, INC.
================================================================================

PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 29, 1998
(Dollars in thousands, except per share amounts)

                                                                                  Cobblestone
                                                                                    Courses
                                                                                   Acquired
                                                                                       by            Proforma
                                                                  ClubCorp          ClubCorp        Adjustments           Proforma
                                                                  --------          --------        -----------           --------

Operating revenues                                                $ 851,336         $  66,862        $    --              $ 918,198
Operating costs and expenses                                        658,932            50,891             --                709,823
Depreciation and amortization                                        54,161              --             13,007 (7)           67,168
Selling, general and administrative expenses                         71,422              --               --                 71,422
                                                                  ---------         ---------        ---------            ---------

Operating income                                                     66,821            15,971          (13,007)              69,785

Loss on divestitures                                                 (5,718)             --               --                 (5,718)
Interest and investment income                                       12,092              --               --                 12,092
Interest expense                                                    (28,901)             --            (14,487)(8)          (43,388)
Other income                                                          1,025              --               --                  1,025
                                                                  ---------         ---------        ---------            ---------

Income before income taxes and extraordinary item                    45,319            15,971          (27,494)              33,796

Income tax (provision) benefit                                       (5,807)             --             12,152 (9)            6,345
                                                                  ---------         ---------        ---------            ---------

Income before extraordinary item                                     39,512            15,971          (15,342)              40,141
                                                                  =========         =========        =========            =========


Basic earnings per share - income before
   extraordinary item                                             $     .46         $     .02        $    (.01)           $     .47
                                                                  =========         =========        =========            =========

Diluted earnings per share - income before
   extraordinary item                                             $     .45         $     .02        $    (.01)           $     .46
                                                                  =========         =========        =========            =========

See accompanying notes to the proforma consolidated financial statements.

CLUBCORP, INC.
================================================================================

NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 29, 1998
(Unaudited)


Proforma Adjustments

The following notes describe the proforma adjustments made to ClubCorp's proforma consolidated financial statements:

(1) To reflect the cash used to fund the purchase price plus estimated closing costs as of December 29, 1998.

(2) To reflect the estimated fair value of property and equipment in connection with the acquisition.

(3) To record debt issuance costs capitalized related to the financing of the Cobblestone acquisition and to eliminate (i) Cobblestone tradename capitalized by Meditrust and not acquired by ClubCorp and (ii) deferred selling costs associated with sales of membership initiation fees.

(4) To reflect the borrowing of $200 million under the long-term credit agreement used to fund the acquisition.

(5)  To eliminate deferred revenue associated with membership initiation fees.

(6) To eliminate the division equity of Cobblestone properties acquired by ClubCorp.

(7) To reflect depreciation on property and equipment acquired by ClubCorp. Depreciation on property and equipment was computed using the estimated remaining useful lives, ranging from five to 37 years, of the assets acquired on a straight-line basis.

(8) To reflect interest expense on the $200 million credit agreement used to fund the Cobblestone acquisition. An annual interest rate of LIBOR plus 1.25% to 1.75% (an average of 7.08%) was used to compute interest expense related to the credit agreement. In addition to interest expense on the credit agreement, the adjustment to interest expense reflects the historical interest expense on capital leases assumed in the acquisition. The interest rates on the capital leases assumed approximate current market rates.

(9) To reflect the proforma income tax benefit for the operations acquired using an effective income tax rate of 44.2%.

                                INDEX TO EXHIBIT


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 23.1                    Consent of PricewaterhouseCoopers LLP